                                                                    EXHIBIT 10.2
                                AMENDMENT NO. 4

                                       TO

                                CREDIT AGREEMENT

     AMENDMENT NO. 4 ("Amendment No. 4") dated as of July 31, 2000 to the Credit Agreement dated as of November 3, 1999, as amended (the "Credit Agreement"), among FRIEDE GOLDMAN HALTER, INC., a corporation organized and existing under the laws of the State of Mississippi (the "Borrower"), the financial institutions listed on the signature page hereof (the "Lenders"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Co-Arranger (the "Agent").

     W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a loan facility of up to USD 164,218,250; and

     WHEREAS, the Credit Agreement was amended by Amendment No. 1 dated December 21, 1999, Amendment No. 2 dated March 30, 2000, Amendment No. 3 dated June 9, 2000 and by the Letter Agreement dated April 7, 2000; and

     WHEREAS, the Borrower wishes to consummate the transactions referred to in the Credit Agreement as the Bollinger Sale; and

     WHEREAS, the Lenders have agreed to consent to the terms and extension of the Bollinger Sale upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

     1.  DEFINITIONS.

          (a) Amendment No. 4. A definition of "Amendment No. 4" is hereby added to the Credit Agreement and reads as follows:

          "Amendment No. 4" means the Amendment No. 4 to Credit Agreement dated July 31, 2000 among the Borrower, the Lenders and the Agent.

          (b) Borrowing Base. The definition of "Borrowing Base" is hereby amended to read as follows:

          "Borrowing Base" means at any time an aggregate amount equal to the sum (without duplication) of (a) eighty percent (80%) of the face value of Eligible Accounts, (b) fifty percent (50%) of Eligible Inventory, (c) thirty percent (30%) of Net Investment in Work in Process, (d) one hundred percent (100%) of cash deposited in an account or accounts with the Agent and pledged to the Lenders to secure the amounts of outstanding Tranche A Letters of Credit or to secure other amounts outstanding under the Revolving Credit Facility and (e) sixty percent (60%) of the amount of anticipated tax refunds from the Corporation Applications for Tentative Refund, Forms 1139, submitted on or about July 24, 2000, by Halter Marine Group, Inc. and Subsidiaries in the amount of USD 7,541,487 and by Friede Goldman Halter, Inc. and Subsidiaries in the amount of USD 18,336,208; provided that Net Investment in Work in Process shall be excluded from the Borrowing Base commencing with the Borrowing Base Report to be provided on October 1, 2000 and thereafter; and provided further that the percentage of Eligible Accounts under the Borrowing Base shall be reduced to forty percent (40%) on January 1, 2001, reduced to thirty percent (30%) on April 1, 2001, and reduced to zero percent (0%) on July 1, 2001; and provided further that the percentage of Eligible Inventory under the Borrowing Base shall be reduced to zero percent (0%) on April 1, 2001; and provided further that the amounts set forth in subparagraph (e) above shall be excluded from the Borrowing Base to the extent payment of any such tax refund is made to the applicant therefor or for its account; and provided further that no more than thirty percent (30%) of the Borrowing Base shall consist of the aggregate of the amounts set forth in subparagraphs (b) and (c) of this definition.

          (c) Commitment. The definition of "Commitment" is hereby amended to read as follows:

          "Commitment"means a maximum of USD 127,218,250 from the period of the date of Amendment No. 4 and thereafter, and as it may be reduced from time to time pursuant to the provisions of this Credit Agreement.

          (d) Revolving Credit Facility. The definition of "Revolving Credit Facility" is hereby amended to read as follows:

          "Revolving Credit Facility" means the USD 83,000,000 senior secured revolving loan provided for in Section 2 of this Credit Agreement.

          (e) Revolving Loan Commitment. The definition of "Revolving Loan Commitment" is hereby amended to read as follows:

          "Revolving Loan Commitment" means a maximum of USD 83,000,000, as it may be reduced from time to time pursuant to the provisions of this Credit Agreement.

     2. TRANCHE A LETTERS OF CREDIT. Section 2.1(a) of the Credit Agreement is hereby amended by adding new second and third sentences that read as follows:

     "If any requested Tranche A Letter of Credit issued on or after the date of amendment No. 4 has a duration in excess of 90 days, the Borrower shall deposit with the agent and pledge to the Lenders a cash amount equal to the face amount of such Tranche A Letter of Credit to secure the Borrower's obligations to make Indemnity Payments in respect of such Tranche A Letter of Credit. Each Tranche A Letter of Credit that is outstanding on the date of Amendment No. 4 may be extended for a single additional term of ninety
     (90) days if the Borrower deposits with the agent and pledges to the Lenders on or before the date of such extension a cash amount equal to the face amount of such Tranche A Letter of Credit to secure the Borrower's obligations to make Indemnity Payments in respect of such Tranche A Letter of Credit."

     3. REDUCTION OF REVOLVING COMMITMENT. Section 2.1(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

     "(e) All outstanding Advances shall be repaid by, and the Revolving Loan Commitment shall be reduced by (i) one hundred percent (100%) of the Net Proceeds of any Asset Sales, provided that the Advances shall not be required to be repaid by, and the Revolving Loan Commitment shall not be reduced by, the Net Proceeds of the sale of (1) the FGO Texas Sabine Yard, provided such sale is completed on or about August 7, 2000 and results in approximately USD 2,450,000 in Net Proceeds to the Borrower, (2) the Borrower's Panama City facility, provided such sale is completed on or about August 22, 2000 and results in approximately USD 2,850,000 in Net Proceeds to the Borrower, or (3) the sale of the real property known as the McElroy property provided such sale results in approximately USD 520,000 in Net Proceeds to the Borrower, and provided further, with respect to each of the foregoing sales, that no Event of Default has occurred and is continuing, and (ii) one hundred percent (100%) of the proceeds of all tax refunds of the Borrower or any Subsidiary from any source whatsoever, federal or state. The Revolving Loan Commitment shall be reduced by an amount equal to (A) the amount drawn under any Tranche A Letter of Credit and (B) the face amount of any cancelled or terminated Tranche A Letter of Credit. In addition, commencing September 1, 2000, the Revolving Loan Commitment will be reduced by USD 5,000,000.00 per month; provided that such reductions may be offset by the amount of tax refunds or Net Proceeds of Asset Sales that have been received and applied to the reduction of the Revolving Loan Commitment. As an example, if the Borrower receives USD 25,000,000.00 in tax refunds in September 2000 which reduce the Revolving Loan Commitment in an equal amount, the automatic monthly reduction of the Revolving Loan Commitment by USD 5,000,000.00 per month would recommence on February 1, 2001."

     4. BOLLINGER SALE; TERMINATION OF REVOLVING COMMITMENT; APPLICATION OF NET PROCEEDS. Section 2.1(g) is hereby amended to read as follows:

     "(g) The Revolving Loan Commitment shall terminate immediately and without notice to the Borrower upon the occurrence of a material adverse change to the Bollinger Sale or the terms thereof. For purposes of this Section 2.1(g), "material adverse change" shall mean (i) a reduction in the sales price so that the cash amount paid to the Borrower on the closing date for the Bollinger Sale shall be less than USD 71,000,000, or any other change having substantially the same effect, (ii) any agreement by the Borrower to accept any of the sales price in any form other than in immediately available funds, except for cash paid into escrow pursuant to the terms of the Bollinger Sale, (iii) the failure of the Bollinger Sale to close and fund before August 21, 2000 or (iv) the cessation of negotiations between the parties to the Bollinger Sale prior to the consummation thereof, such cessation to be determined by the Lenders in their sole discretion. The initial Net Proceeds from the Bollinger Sale will be paid to the Lenders and applied as follows: first, an amount equal to the face amount of all outstanding Tranche B Letters of Credit shall be deposited in an account or accounts with the Agent and shall be pledged to the Lenders to secure the Borrower's obligations to make Indemnity Payments in respect of Tranche B Letters of Credit; second, an amount equal to the face amount of all outstanding Tranche A Letters of Credit expiring more than ninety (90) days after the date of Amendment No. 4 shall be deposited in an account or accounts with the Agent pledged to the Lenders to secure the Borrower's obligations to make Indemnity Payments in respect of such Tranche A Letters of Credit; and third, to prepay Advances under the Revolving Credit Facility. Any additional proceeds from or relating to the Bollinger Sale, whether relating to an insurance settlement for a sunken barge at Calcasieu, Louisiana or the proceeds held in escrow for Working Capital Adjustment (as defined in the documentation for the Bollinger Sale), will, once paid to the Borrower, be paid to the Lenders and applied as set forth in this Section 2.1(g). The Revolving Loan Commitment shall be reduced by all Net Proceeds from the Bollinger Sale in accordance with Section 2.1(e) of this Credit Agreement."

     5. LC FACILITY. Section 2.3(a) of the Credit Agreement is hereby amended to read as follows:

     "(a)   Upon the terms and subject to the conditions herein set forth, the
     Lenders severally agree to make a letter of credit facility available to the Borrower by, from time to time prior to the Maturity Date, having the Issuing Lender issue one or more Tranche B Letters of Credit for the account of the Borrower, provided that the aggregate face amount of all Tranche B Letters of Credit outstanding hereunder shall not at any time exceed the lesser of (i) 80% of the appraised orderly liquidation value of the Borrower's Equipment and (ii) the LC Commitment, and provided further that, following the completion of the Bollinger Sale, the aggregate face amount of all Tranche B Letters of Credit outstanding hereunder shall not at any time exceed the amount of cash deposited in an account or accounts with the Agent and pledged to the Lenders to secure such Tranche B Letters of Credit. No Tranche B Letter of Credit shall have an expiration date that is later than the Maturity Date. Following the date of Amendment No. 4, no additional Tranche B Letters of Credit shall be issued and no outstanding Tranche B Letter of Credit shall be extended beyond its existing term or renewed. The Borrower agrees that, by September 25, 2000, it will either replace the Tranche B Letter of Credit dated December 13, 1999, No. NZS338170 in favor of SouthTrust Bank, National Association, and the Tranche B Letter of Credit dated April 20, 2000, No. NZS351717 in favor of the United States Department of Transportation, or use the cash collateral securing such Tranche B Letters of Credit to prepay or repay the obligations secured by such Tranche B Letters of Credit. The Borrower agrees to return the originals of the foregoing Tranche B Letters of Credit to the Agent no later than September 29, 2000."

     6. SECURITY. A new Section 7.5 is hereby added to the Credit Agreement and reads as follows:

         "7.5 The Borrower, the Agent and the Lenders agree that cash amounts deposited with the Agent and pledged to the Lenders as security for amount outstanding hereunder or for the Borrower's obligations to make Indemnity Payments in respect of any Letter of Credit shall be deposited by such Lender in one or more certificates of deposit or other accounts having maturities and bearing interest rates as such Lender shall reasonably determine. Accrued interest on such deposits shall be applied as set forth in Section 6.3."

     7. NOTICE OF SWING LINE TERMINATION. Pursuant to Section 2.1(c) of the Credit Agreement, the Agent hereby gives notice to the Borrower that the Swing Line shall terminate on August 15, 2000.

     8. PLEDGE OF COLLATERAL. The Lenders agree that the Borrower may pledge up to USD 7,000,000 to Travelers Reliance to secure the issuance of a bond in favor of the United States Department of Transportation in connection with the application by Pasha Hawaii Transport Lines, LLC for certain Title XI Government Guaranteed Ship Financing, provided that such bond is issued within sixty (60) days following the date of Amendment No. 4.

     9.  CONDITIONS PRECEDENT.

     9.1 Documents Required as Conditions Precedent to Amendment No. 4. The effectiveness of the modifications to the Credit Agreement contemplated by this Amendment No. 4 is subject to the condition precedent that the Agent shall have received at or prior to the date of this Amendment No. 4 all of the following, each dated on or before the date of this Amendment No. 4 and each in form and substance satisfactory to the Agent and its counsel:

     (a) Each of the following documents (the "Amendment Documents") shall have been duly authorized and executed with original counterparts thereof delivered to the Agent:

         (i)  This Amendment No. 4;

     (ii)  Ratification of Guaranty executed by the Guarantors;

     (iii) A Borrowing Base report for the period ending June 30, 2000;

     (iv) Evidence satisfactory to the Agent that the Borrower is securing the written confirmation of The Whitney National Bank with regard to the payment to the Lenders of any cash deposits to which the Borrower is entitled;

     (v) Payment by the Borrower of the Agent's fees and expenses incurred in connection with the Credit Agreement and any amendments thereto through and including the date of this Amendment No. 4, including, without limitation, the fees and expenses of external counsel and audit personnel of the Agent;

     (vi) Evidence satisfactory to the Agent that there has been no material adverse effect as defined in Section 2.1(g) of the Credit Agreement;

     (vii) Evidence satisfactory to the Agent that the Borrower is securing amendments to its tax returns in respect of electronic funds transfers for tax refunds to secure the wire transfer of such refunds to an account or accounts satisfactory to the Agent;

    (viii) Resolutions of the Borrower's Board of Directors approving the execution and delivery of this Amendment No. 4 by the Borrower, certified as true, correct and in effect by the Secretary or other senior officer of the Borrower; and

     (ix)  such further documents as the Lenders may reasonably request.

          (b) The representations and warranties contained in Section 10 of the Credit Agreement shall be true on the date of this Amendment No. 4 with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Section 13 of the Credit Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Section 13 of the Credit Agreement, would become such an Event of Default, shall have occurred and be continuing.

     9.2 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 9 are for the sole benefit of the Agent and the Lenders and the Agent may waive any of them in its absolute discretion, and on such conditions as it deems proper.

     10.  REPRESENTATIONS.  The Borrower represents and warrants that:

          (a) The Borrower is a corporation, duly organized and validly existing in good standing under the laws of the State of Mississippi, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.

          (b) The execution, delivery and performance by Borrower and the Guarantors of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 4 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, or similar such organizational documentation, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No. 4) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Agent; the Amendment Documents have been duly executed and delivered by the Borrower and the Guarantors and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrower and the Guarantors is a party. The enforceability of this Amendment No. 4, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.

          (c) Except as set forth in the Credit Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting Borrower or any Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.

          (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 4 or any other Amendment Document or any instrument contemplated herein or therein.

     11. EXPENSES. The Borrower agrees to promptly, whether or not the modifications to the Credit Agreement contemplated by this Amendment No. 4 become effective, (x) reimburse the Agent for all reasonable fees and disbursements of external counsel to the Agent and all reasonable out of pocket fees and disbursements of the Agent incurred in connection with the preparation, execution and delivery of this Amendment No. 4 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment
No. 4 or any agreement referred to herein; and (y) reimburse the Agent for all reasonable fees and disbursements of external counsel and audit personnel of the Agent and all reasonable out of pocket fees, disbursements and travel-related expenses of the Agent incurred in connection with the protection of the rights of the Agent under this Amendment No. 4 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers under this Section 11 shall survive payment of the Loan.

     12. Wherever and in each such place the term "Credit Agreement" is used throughout the Credit Agreement, such term shall be read to mean the Credit Agreement as amended by this Amendment No. 4.

     13. Except as specifically amended by this Amendment No. 4, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

     14. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.

     15. THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE
OF TEXAS.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 4 to Credit Agreement on the date first written above.

                              BORROWER:

                              FRIEDE GOLDMAN HALTER, INC.


                              By:
                                 -----------------------------------

                              Name:
                                   ---------------------------------

                              Title:
                                    --------------------------------

                              LENDERS:

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------
                                 Name:  Roger Fruendt
                                 Title: Vice President

                              ROYAL BANK OF CANADA


                              By:
                                 -----------------------------------------

                                 Name:
                                      ------------------------------------

                                 Title:
                                       -----------------------------------

                              HIBERNIA NATIONAL BANK


                              By:
                                 -----------------------------------------
                                 Name:
                                      ------------------------------------

                                 Title:
                                       -----------------------------------

                              BANK ONE, N.A.


                              By:
                                 -----------------------------------------

                                 Name:
                                      ------------------------------------

                                 Title:
                                       -----------------------------------

                              ADMINISTRATIVE AGENT AND CO-ARRANGER:

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------
                                 Name:  Roger Fruendt
                                 Title: Vice President